[U.S. BANCORP LOGO]

MASTER LEASE AGREEMENT




         THIS LEASE, dated as of December 11, 1998, is made by and between U.S. Bancorp Leasing & Financial, hereafter referred to as "Lessor," and PLM International, Inc., hereafter referred to as "Lessee."


                LESSOR AND LESSEE COVENANT AND AGREE AS FOLLOWS:


         1. PROPERTY LEASED. Lessor agrees to lease to Lessee and Lessee agrees to lease from Lessor the personal property ("Property") together with any replacements, additions, repairs, now or hereafter incorporated therein as described in any Schedule to Master Lease Agreement ("Schedule") now or hereafter executed by the parties hereto, the terms of which are incorporated herein.

         2. TERM. This Lease shall become effective on the execution hereof by Lessor. The Term of this Lease may consist of an "Interim Term" and a "Base Term" in regard to each Schedule. The Interim Term for each Schedule shall begin on the date that Lessee executes a Delivery and Acceptance Certificate in connection with any item of Property or provides to Lessor written approval for payment for such item of Property. Each Interim Term shall continue until the Base Term Commencement Date set forth in each Schedule. The Base Term for each Schedule shall begin on the Base Term Commencement Date and shall continue for the period specified in each Schedule. During each Interim Term, if any, Lessee shall pay rental ("Interim Rental") in the amount set forth in each Schedule plus applicable tax thereon.

         3. RENT, PAYMENT AND TAXES. Rental payments are specified in each Schedule. All rents shall be payable by Lessee each month on or before the payment date shown in each Schedule at Lessor's address herein, or as otherwise directed by Lessor, without notice or demand and without abatement, set-off or deduction of any amount whatsoever. Lessee shall pay when due all taxes, fees, assessments, or other charges, however designated, now or hereafter levied or based upon the rentals, ownership, use, possession, leasing, operation, control, or maintenance of the Property, whether or not paid or payable by Lessor, excluding Lessor's income, franchise and business and occupation taxes, and shall supply Lessor with proof of payment satisfactory to Lessor at least seven
(7) days before delinquency. At its option, Lessor may pay any tax, assessment, insurance premium, expense, repair, release, confiscation expense, lien, encumbrance, or other charge or fee payable hereunder by Lessee, and any amount so paid shall be repayable by Lessee on demand.

         For any payment due hereunder which is not paid within ten (10) days after the date such payment is due, Lessee agrees to pay a late charge calculated thereon at a rate of five percent (5.0%) of such overdue amount. The parties hereto agree that: a) the amount of such late charge represents a reasonable estimate of the cost that Lessor would incur in processing each delinquent payment by Lessee and that such late charge shall be paid as liquidated damages for each delinquent payment; and, b) the payment of late charges and the payment of Default Interest are distinct and separate from one another. Acceptance of any late charge or interest shall not constitute a waiver of default with respect to the overdue amount or prevent Lessor from exercising any other available rights and remedies. Payments received shall be applied first to delinquent amounts due, including late charges, then to current installments. If any such rental payment is made by check and such check is returned to Lessor for any reason, including without limitation, insufficient funds in Lessee's account, then Lessee shall be assessed a fee of $25.00 in addition to any other late charge or any other fee which may be applicable.

         If the Property is located in a jurisdiction which imposes any "Sales," "Use," or "Rental" tax, Lessor shall collect such tax from Lessee and remit such tax to the appropriate taxing authority or Lessee shall remit such tax directly to the appropriate taxing authority. Such requirement may only be waived if Lessee is exempt from such tax under applicable laws or regulations. Lessee is responsible for ensuring that such exemption is properly documented in accordance with such laws and regulations and that such documentation is provided to Lessor at the inception of each Schedule.

         If the Property is subject to Personal Property Taxes, both Lessee and Lessor are required to advise the proper taxing authorities of all leased property. Lessee agrees that it will report the Property as having an original cost as set forth on each Schedule and as Property leased from U.S. BANCORP LEASING & FINANCIAL. If Lessor receives an invoice from the taxing authorities for applicable Personal Property Taxes, Lessor shall pay any such taxes directly and Lessee agrees to reimburse Lessor for all such taxes paid by Lessor. If Lessee receives such invoice, Lessee agrees to promptly remit such tax directly to the taxing authority and maintain proof of payment. Upon termination of each Schedule, Lessor will, if applicable, estimate Personal Property Taxes on the Property based upon the most recent tax assessment of the Property or on the tax rates and taxable value calculations as available from the appropriate taxing jurisdiction. In the event that the actual personal property tax bill is within $500.00 of such estimate, then Lessor shall not seek reimbursement from Lessee for any underpayment, and Lessor may retain any overpayment. If the difference between such estimate and the actual tax bill exceeds $500.00, Lessor shall refund or Lessee shall remit the entire difference.

         4. LOSS OR DAMAGE. No loss or damage to the Property, or any part of it, shall impair any obligation of Lessee hereunder. Lessee assumes all risk of damage to or loss of the Property, however caused, while in transit and during the term hereof. If any Property is totally destroyed, Lessee may substitute property of like kind and value (subject to approval by Lessor in its sole discretion) or may pay to Lessor the proportionate value of that item of Property relative to the total cost of the Property plus recovery of applicable tax benefits, less the amount of any recovery received by Lessor from any insurance or other source.

         5. OWNERSHIP, LOCATION, MAINTENANCE AND USE. Lessee transfers to Lessor all right, title and interest, including any and all ownership interest, which Lessee may have in or to the Property. Lessee represents and warrants that it has the legal right to make such transfer and that such transfer does not constitute a transfer of all or substantially all of the assets of Lessee, and that such transfer does not constitute all or a portion of a "bulk transfer" under the Uniform Commercial Code. It is agreed between the parties hereto that Lessor shall be the owner of, and hold title to, the Property for all purposes throughout each Schedule. At its own risk, Lessee shall use or permit the use of the Property primarily at the location specified in the Schedule and, without Lessor's prior written consent, shall not loan, sublet, remove from such location, part with possession or otherwise dispose of the Property. Lessee shall at its sole expense maintain the Property in good repair, appearance and functional order and in compliance with any manufacturer's and regulatory maintenance and performance standards, shall keep complete records and documents regarding its use, maintenance and repair, shall not use or permit the use of the Property in any unintended, injurious or unlawful manner, shall not permit use or operation of the Property by any one other than Lessee's qualified employees and shall not change or alter the Property without Lessor's written consent. Lessee shall not create, cause, or permit any kind of claim, levy, lien or legal process on the Property, and shall forthwith satisfy, remove and procure the release thereof. The Property is and always shall remain personal property. Lessee shall not cause or permit the Property to be used or located in such a manner that it might be deemed a fixture. Lessee shall secure from each person not a party hereto who might secure an interest, lien or other claim in the Property, a waiver thereof. Lessee shall affix and maintain, at its expense, in a prominent and visible location, all ownership notices supplied by Lessor. Lessee shall permit Lessor to mark the Property in a manner sufficient to identify the Property as Lessor's Property.

         6. LEASE. This is a non-cancelable contract of lease only and nothing herein or in any other document executed in conjunction herewith shall be construed as conveying or granting to Lessee any option to acquire any right, title or interest, legal or equitable, in or to the Property, other than use, possession and quiet enjoyment of the Property, subject to and upon full compliance with the provisions hereof. Lessee and Lessor agree that this Lease is a "Finance Lease" as defined by the Uniform Commercial Code Article 2A, the Uniform Personal Property Leasing Act. Notwithstanding the foregoing, Lessee hereby grants to Lessor a security interest in and to the Property as security for all Lessee's obligations to Lessor of every kind and nature.

         Lessee hereby acknowledges that all of the leased Property was selected by Lessee from Supplier(s) chosen by Lessee. Lessee is familiar with all Supply Contract rights provided by the Supplier(s) and is aware that the Supplier(s) may be contacted for a full description of any rights Lessee may have under any Supply Contract. Providing Lessee is not in Default under this Lease, Lessor hereby assigns to Lessee without recourse, all rights arising under any warranties applicable to the Property provided by the manufacturer or any other person. All proceeds of any warranty claim from the manufacturer or any other person shall first be used to repair the affected Property.

         7. GENERAL INDEMNIFICATION AND INSURANCE. Lessee assumes liability for, and agrees to defend, indemnify and hold Lessor harmless from any claim, liability, loss, cost, expense, or damage of every nature (including, without limitation, fines, forfeitures, penalties, settlements, and attorneys' fees) by or to any person whomsoever, regardless of the basis, including wrongful, negligent or improper act or misuse by Lessor, which directly or indirectly results from or pertains to the leasing, manufacture, delivery, ownership, use, possession, selection, performance, operation, inspection, condition (including without limitation, latent or other defects, and whether or not discoverable), improvements, removal, return or storage of the Property, except arising while the Property is in the possession of Lessor.

         Upon request of Lessor, Lessee shall assume the defense of all demands, claims, or actions, suits and all proceedings against Lessor for which indemnity is provided and shall allow Lessor to participate in the defense thereof. Lessor shall be subrogated to all rights of Lessee for any matter which Lessor has assumed obligation hereunder, and may settle any such demand, claim, or action with Lessee's prior consent (which shall not be unreasonably withheld), and without prejudice to Lessor's right to indemnification hereunder.

         At its expense, Lessee shall maintain in force, at all times from shipment of the Property to Lessee until surrender thereof, property damage insurance and liability insurance with such deductibles and from such insurance carriers as shall be satisfactory to Lessor. The Property must be insured against all risks which are customarily insured against on the type of property leased hereunder. The amount of Lessee's liability insurance shall not be less than $1,000,000.00. Such insurance policies must name Lessor as an additional insured and loss payee, and provide for ten (10) days advance written notice to Lessor of modification or cancellation. Lessee shall, upon request, deliver to Lessor satisfactory evidence of the insurance coverage. In the event Lessee fails to do so, Lessor may, at Lessor's option, in addition to any other rights available to Lessor, obtain coverage, and any sum paid therefor by Lessor (including any charges assessed by Lessor for such service) shall be immediately due and payable to Lessor by Lessee.

         8. INCOME TAX INDEMNITY. Lessee and Lessor hereby agree and assume as follows:

         (a) This Lease will be a lease for Federal and Oregon state income tax purposes; Lessor will be treated as the purchaser, owner, lessor, and original user of the Property and Lessee will be treated as the lessee of the Property for such purposes.

         (b) Lessor shall be entitled to depreciation deductions with respect to each item of Property as provided by Section 167(a) of the Internal Revenue Code of 1986, as amended (the "Code"), determined under Section 168 of the Code by using the applicable depreciation method, the applicable recovery period, and the applicable convention, all as may be specified on the applicable Schedule for the Property, and Lessor shall also be entitled to corresponding Oregon depreciation deductions.

         (c) For purposes of determining depreciation deductions, the Property shall have an income tax basis equal to Lessor's cost for the Property specified on the applicable Schedule, plus such expenses of the transaction incurred by Lessor as may be included in basis under Section 1012 of the Code.

         (d) The maximum federal and Oregon income tax rates applicable to Lessor in effect on the date of execution and delivery of a Schedule with respect to an item or items of Property will not change during the lease term applicable to such Property.

         If, as the result of the acts or omissions of the Lessee, the assumptions, representations, warranties, or covenants of Lessee contained in this Lease or in any other agreement relating to the Property shall prove to be incorrect and (i) Lessor shall determine that it is not entitled to claim all or any portion of the depreciation deductions in the amounts and in the taxable years determined as specified in (b) and (c), above, or (ii) such depreciation deductions are disallowed, adjusted, recomputed, reduced, or recaptured, in whole or in part, by the Internal Revenue Service or Oregon Department of Revenue (such determination, disallowance, adjustment, recomputation, reduction, or recapture being herein called a "Loss"), then Lessee shall pay to Lessor as an indemnity and as additional rent such amount as shall, in the reasonable opinion of Lessor, cause Lessor's after-tax economic yield (the "Net Economic Return") to equal the Net Economic Return that would have been realized by Lessor if such Loss had not occurred. The amount payable to Lessor pursuant to this section shall be payable on the next succeeding rental payment date after written demand therefor from Lessor accompanied by a written statement describing in reasonable detail such Loss and the computation of the amount so payable.


         9. INSPECTION AND REPORTS. Lessor shall have the right, at any reasonable time, to enter on Lessee's premises or elsewhere and inspect the Property and any records and documents regarding its use, maintenance and repair. Upon Lessor's request, but in no event later than thirty (30) days after such request, Lessee will deliver all information requested by Lessor which Lessor deems necessary to determine Lessee's current financial condition or faithful performance of the terms hereof. Lessee shall give Lessor immediate notice and copy of all tax notices, reports, or inquiries, and of all seizure, attachment, or judicial process affecting or relating to the use, maintenance, operation, possession, or ownership of the Property.

         10. LESSEE'S REPRESENTATIONS AND WARRANTIES. Lessee represents and warrants to Lessor that as of the date of this Lease and of each Schedule:

         (a) Lessee has adequate power and capacity to enter into this Lease, any Schedule, and any other documents required to be delivered in connection with this Lease (collectively, the "Documents"); the Documents have been duly authorized, executed and delivered by Lessee and constitute valid, legal and binding agreements, enforceable in accordance with their terms; there are no proceedings presently pending or threatened against Lessee which will impair its ability to perform under the Lease; and all information supplied to Lessor is accurate and complete.

         (b) Lessee's entering into the Lease and leasing the Property does not and will not; (i) violate any judgment, order, or law applicable to the Lease, Lessee or Lessee's organizational documents; or (ii) result in the creation of any lien, security interest or other encumbrance upon the Property, other than as granted hereunder.

         (c) All information and representations furnished by Lessee to Lessor concerning the Property are accurate and correct.

         (d) All financial data of Lessee or of any consolidated group of companies of which Lessee is a member ("Lessee Group"), delivered to Lessor have been prepared in accordance with generally accepted accounting principles applied on a consistent basis with prior periods and fairly present the financial position and results from operations of Lessee, or of the Lessee Group, as of the stated date and period(s). Since the date of the most recently delivered financial data, there has been no material adverse change in the financial or operating condition of Lessee or of the Lessee Group.

         (e) If Lessee is a business entity, it is and will be validly existing and in good standing under laws of the state of its organization; the persons signing the Documents are acting with all necessary authority and hold the offices indicated below their signatures, which are genuine.

         11. ASSIGNMENT. LESSEE SHALL NOT ASSIGN OR IN ANY WAY DISPOSE OF ALL OR ANY OF ITS RIGHTS OR OBLIGATIONS UNDER THIS LEASE OR ENTER INTO ANY SUBLEASE OF ALL OR ANY PART OF THE LEASED PROPERTY WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR WHICH SHALL NOT BE UNREASONABLY WITHHELD. IN CONNECTION WITH THE GRANTING OF SUCH CONSENT AND THE PREPARATION OF NECESSARY DOCUMENTATION, A FEE SHALL BE ASSESSED EQUAL TO ONE PERCENT (1%) OF THE TOTAL REMAINING BALANCE THEN DUE HEREUNDER.

         LESSEE AGREES THAT LESSOR MAY ASSIGN OR TRANSFER THIS LEASE OR LESSOR'S INTEREST IN THE LEASED PROPERTY WITHOUT NOTICE TO LESSEE. Any assignee of Lessor shall have all of the rights, but none of the obligations, of Lessor under this Lease and Lessee will not assert against any assignee of Lessor any defense, counter claim or offset that Lessee may have against Lessor. Lessee acknowledges that any assignment or transfer by Lessor will not materially change Lessee's duties or obligations under this Lease nor materially increase the burdens or risks imposed on Lessee. Lessee shall cooperate with Lessor in executing any documentation reasonably required by Lessor or any assignee of Lessor to effectuate any such assignment.

         12. SURRENDER. On the expiration or termination of the term specified in each Schedule, unless Lessee shall exercise any purchase option granted in connection with such Schedule, Lessee shall, at its risk and expense and according to manufacturer's recommendations, assemble, prepare for delivery, and deliver the applicable Property and all manuals, records, certificates and documents regarding its use, maintenance and repair to any location specified by Lessor within the continental United States. To the extent that any such purchase option specifies that the purchase price shall be the "fair market value" of the Property, the term "fair market value" shall be defined as the value of the Property in continued use. Upon return of the Property any upgrades and improvements shall become the property of Lessor. Any upgrades, parts or improvements may only be removed from the Property if their removal shall not impair the Property's ability to operate according to any manufacturer's and regulatory performance standards and specifications. The Property shall be delivered unencumbered and free of any liens, charges, or other obligations (including delivery expense and sales or use taxes, if any, arising from such delivery) and shall be in good working order, in the same condition, appearance, and functional order as when first leased hereunder, reasonable wear excepted, and in the condition specified or described in the applicable Schedule. At Lessor's request, Lessee shall at Lessee's expense provide Lessor with a written certification by an independent engineer or other recognized expert acceptable to Lessor to the effect that the Property is in the condition required hereunder. In lieu of delivery, Lessor may, at its option, direct Lessee to dispose of all or a portion of the Property in a proper and lawful manner at a recognized disposal site at Lessee's sole cost and responsibility.

         13. DEFAULT. Time is of the essence under this Lease, and Lessee shall be in default in the event of any of the following ("Event of Default"): (a) any failure to pay when due the full amount of any payment required hereunder, including, without limitation, rent, taxes, liens, insurance, indemnification, repair or other charge; (b) any misstatement or false statement in connection with, or non-performance of any of Lessee's obligations, agreements, or affirmations under or emanating from, this Lease which continues for more than ten (10) days after writtne notice; (c) Lessee's death, dissolution, termination of existence; (d) if any of the following actions or proceedings are not dismissed within sixty (60) days after commencement: Lessee's insolvency, becoming the subject of a petition in bankruptcy, either voluntary or involuntary, or in any other proceeding under federal bankruptcy laws; making an assignment for benefit of creditors; or being named in, or the Property being subjected to a suit for the appointment of a receiver; (e) any failure to pay, as and when due, any obligation of Lessee in excess of $250,000 (which is not disputed by Lessee in good faith), whether or not to Lessor, arising independently of this Lease; (f) any removal, sale, transfer, sublease, encumbrance, seizure or levy of or upon the Property; or (g) bankruptcy, insolvency, termination, death, dissolution, or default of any guarantor for Lessee.

         14.  REMEDIES.  Upon the occurrence of any Event of Default purusant to
Section 13(a) which continues for more than ten (10) days and at any time thereafter and upon the occurrence of any Event of Default purusant to Sections 13(b) through (g) which continues for more than ten (10) days after written notice and at any time thereafter, Lessor shall have all remedies provided by law; and, without limiting the generality of the foregoing and without terminating this Lease, Lessor, at its sole option, shall have the right at any time to exercise concurrently, or separately, without notice to Lessee (unless specifically stated), any one or all of the following remedies:

         (a) Request Lessee to assemble the Property and make it available to Lessor at a reasonable place designated by Lessor and put Lessor in possession thereof on demand;

         (b) Immediately and without legal proceedings or notice to Lessee, enter the premises, take possession of, remove and retain the Property or render it unusable (any such taking shall not terminate this Lease);

         (c) Declare the entire amount of rent and other sums payable hereunder immediately due and payable; however, in no event shall Lessor be entitled to recover any amount in excess of the maximum permitted by applicable law;

         (d) Terminate the leasing of any or all items of Property. Such termination shall occur only upon notice by Lessor and only as to such items of Property as Lessor specifically elects to terminate. This Lease shall continue in full force and effect as to any remaining items;

         (e) Recover the sum of: (i) any accrued and unpaid rent, plus (ii) the present value of all future rentals reserved in the Lease and contracted to be paid over the unexpired term of the Lease, discounted at the rate of six percent (6%); plus, (iii) the anticipated residual value of the Property as of the expiration of this Lease or any renewal thereof; (iv) any indemnity payment, if then determinable; (v) all commercially reasonable costs and expenses incurred by Lessor in any repossession, recovery, storage, repair, sale, re-lease or other disposition of the Property, including reasonable attorneys' fees and costs incurred in connection therewith or otherwise resulting from Lessee's default (including any incurred at trial, on appeal or in any other proceeding); and, (vi) the value of all tax benefits lost to Lessor as a result of Lessee's default or the enforcement by Lessor of any remedy; plus interest on each of the foregoing at a rate of fifteen percent (15.0%) per annum ("Default Interest"); and,

         (f) In an effort to mitigate its damages, Lessor shall re-lease or sell any or all of the Property at a public or private sale on such terms and notice as Lessor shall deem reasonable. The proceeds of any sale or lease shall be applied in the following order of priorities: (i) to pay all of Lessor's expenses in taking, removing, holding, repairing and disposing of Property; then
(ii) to pay any late charges and interest accrued; then (iii) to pay accrued but unpaid rent together with the anticipated residual value, future rent, interest and all other due but unpaid sums (including any indemnification and sums due under other Leases or agreements in default). Any remaining proceeds will reimburse Lessee for payments which it made to reduce the amounts owed to Lessor in the preceding sentence. Lessor shall keep any excess. If the proceeds of any sale or lease are not enough to pay the amounts owed to Lessor under this Section, Lessee shall pay the deficiency.

         No remedy referred to in this paragraph is intended to be exclusive, but shall be cumulative and in addition to any other remedy referred to above or otherwise available to Lessor at law or in equity.

         15. LESSEE'S WAIVER. Upon the execution by Lessee of a Delivery and Acceptance Certificate in connection with each Schedule hereto, to the extent permitted by applicable law, Lessee hereby waives Lessee's rights to: (i) cancel or repudiate this Lease; (ii) reject or revoke acceptance of the Property; (iii) recover damages from Lessor for any breaches of warranty; (iv) claim, grant or permit a security interest in the Property in Lessee's possession or control for any reason; (v) deduct all or part of any claimed damages resulting from Lessor's default, if any, under this Lease; (vi) accept any partial delivery of the property; (vii) "cover" by making any purchase or lease of or contract to purchase or lease property in substitution for the Property; (viii) commence legal action against Lessor for specific performance, replevin, sequestration, claim and delivery or the like for the Property.

         16. NOTICES, PAYMENTS AND GOVERNING LAW. All notices and payments shall be mailed or delivered to the respective parties at the below address, or such other address as a party may provide in writing from time to time. This Lease shall be considered to have been made in the State of Oregon and shall be interpreted, and the rights and liabilities of the parties determined, in accordance with applicable federal law and the laws of the State of Oregon. In the event of suit enforcing this Lease, Lessee agrees that venue may, at Lessor's option, be laid in the county of Lessor's address below.

         17. SEVERABILITY. If any of the provisions of this Lease are contrary to, prohibited by, or held invalid under applicable laws, regulations or public policy of any jurisdiction in which it is sought to be enforced, then that provision shall be considered inapplicable and omitted but shall not invalidate the remaining provisions. In no event shall this Lease be enforced in any way which permits Lessor to charge or collect interest in excess of the maximum lawful rate. Should interest collected exceed such rate, Lessor shall refund such excess interest to Lessee. In such event, Lessee agrees that Lessor shall not be subject to any penalties provided by law for contracting for or collecting interest in excess of the maximum lawful rate.

         18. SURVIVAL. All of Lessor's rights, privileges and indemnities contained herein shall survive the expiration or other termination of the Lease and any Schedules, and the rights, privileges and indemnities contained herein are expressly made for the benefit of, and shall be enforceable by, Lessor, its successors and assigns.


         19. LESSOR'S DISCLAIMERS. Lessor has obtained the Property based on specifications furnished by the Lessee. Lessor does not deal in property of this kind or otherwise hold itself or its agents out as having knowledge or skill peculiar to the Property. Lessee acknowledges that it has relied on its own skill and experience in selecting property suitable to the Lessee's particular needs or purposes and has neither relied upon the skill or judgment of Lessor nor believes that Lessor or its agents possess any special skill or judgment in the selection of Property for Lessee's particular purposes. Further, Lessee has not notified Lessor of Lessee's particular needs in using the Property.

         Lessee understands and agrees that neither the Supplier(s) nor any salesman or any agent of the Supplier(s) is an agent of Lessor. No salesman or agent of supplier is authorized to waive or alter any term or condition of this Lease, and no representation as to the Property or any other matter by the Supplier shall in any way affect Lessee's duty to pay the rent and perform its obligations as set forth in this Lease. Lessor shall not be liable to Lessee for any incidental, consequential, or indirect damages or for any act, neglect, omission, breach or default by any third party.

         LESSOR ASSUMES NO RESPONSIBILITY FOR AND MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, AS TO THE TITLE, DESIGN, COMPLIANCE WITH SPECIFICATIONS, CONDITION, QUALITY, WORKMANSHIP, OR THE SUITABILITY, SAFETY,
ADEQUACY, OPERATION, USE OR PERFORMANCE OF THE PROPERTY OR AS TO ITS MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OR AS TO PATENT, TRADEMARK OR COPYRIGHT INFRINGEMENT. ANY DELAY IN DELIVERY SHALL NOT AFFECT THE VALIDITY OF THIS LEASE.

         LESSOR SHALL NOT BE LIABLE TO LESSEE FOR ANY REPRESENTATION, CLAIM, BREACH OF WARRANTY, EXPENSE OR LOSS DIRECTLY OR INDIRECTLY CAUSED BY ANY PERSON, INCLUDING LESSOR, IN ANY WAY RELATED TO THE PROPERTY.

         20. ENTIRE AGREEMENT, WAIVERS, SUCCESSORS, NOTICE. This Lease and any Schedule expressly referring hereto (each, a "Transaction") contain the entire agreement of the parties and shall not be qualified or supplemented by course of dealing. However, in any case where the Lessor takes an assignment from a vendor of its security interest in the same Property, the terms of the Transaction shall be incorporated into the assigned agreement and shall prevail over any inconsistent terms therein but shall not be construed to create a new contract. No waiver or modification by Lessor of any of the terms or conditions hereof shall be effective unless in writing signed by an officer of Lessor. No waiver or indulgence by Lessor of any default or deviation by Lessee of any required performance shall be a waiver of Lessor's right to subsequent or other full and timely performance. This Lease shall be binding on the parties hereto and their respective successors and assigns and shall inure to the benefit of such successors and assigns. Paragraph headings shall not be considered a part of this Lease.
         Under Oregon law, most agreements, promises and commitments made by Lessor after October 3, 1989, concerning loans and other credit extensions which are not for personal, family or household purposes or secured solely by the Lessee's residence must be in writing, express consideration and be signed by Lessor to be enforceable.

BY INITIALING THIS SECTION, LESSEE ACKNOWLEDGES THAT LESSEE HAS READ THE ABOVE PARAGRAPHS UNDER SECTION 19, LESSOR'S DISCLAIMERS, AND SECTION 20, ENTIRE AGREEMENT, AND FULLY UNDERSTANDS THEIR CONTENT.

INITIALED: /S/ JMA
           ---------

         21. POWER OF ATTORNEY. LESSEE HEREBY AUTHORIZES AND APPOINTS LESSOR AS ITS ATTORNEY-IN-FACT TO COMPLETE, AMEND AND EXECUTE ON LESSEE'S BEHALF FINANCING STATEMENTS IN CONNECTION WITH THIS LEASE AND TO CONFORM THE DESCRIPTION OF THE PROPERTY (INCLUDING SERIAL NUMBERS) IN ANY SUCH FINANCING STATEMENTS OR OTHER DOCUMENTATION. LESSEE WILL ALSO PROMPTLY EXECUTE AND DELIVER TO LESSOR SUCH FURTHER DOCUMENTS AND TAKE FURTHER ACTION AS LESSOR MAY REQUEST TO MORE EFFECTIVELY CARRY OUT THE INTENT AND PURPOSE OF THIS LEASE.

         IN WITNESS WHEREOF, Lessor and Lessee have each caused this Master Lease Agreement to be duly executed as of the day and year first above written.

                                   PLM International, Inc.  (LESSEE)


                                   By:/s/ J. Michael Allgood
                                      ------------------------------------
                                      J. Michael Allgood
                                      Vice President


                                   U.S. BANCORP LEASING & FINANCIAL (LESSOR)


                                   By:/s/ James M. Gilroy
                                      -------------------------------------
                                      An Authorized Officer Thereof


                            Address for All Notices:
                        U. S. BANCORP LEASING & FINANCIAL
                     P.O. Box 2177, 7659 S.W. Mohawk Street
                           Tualatin, Oregon 97062-2177

[U.S. BANCORP LOGO]

SCHEDULE TO MASTER LEASE AGREEMENT




                                                      Schedule Number  12209.001

         THIS SCHEDULE made as of December 11, 1998, by and between U.S. BANCORP LEASING & FINANCIAL ("Lessor"), having its principal place of business at P.O. Box 2177, 7659 S.W. Mohawk Street, Tualatin, Oregon 97062-2177, and PLM International, Inc. ("Lessee"), having its principal place of business located at One Market Street, Steuart Street Tower, Suite 800, San Francisco, California 94105-1301, to the Master Lease Agreement dated as of December 11, 1998 between the Lessee and the Lessor (the "Lease"). Capitalized terms used but not defined herein are used with the respective meanings specified in the Lease.

             LESSOR AND LESSEE HEREBY COVENANT AND AGREE AS FOLLOWS:


(a) The following specified equipment (the "Property") is hereby made and constituted Property for all purposes pursuant to the Lease:

         See Exhibit "A" attached hereto and made a part hereof.


(b)      The cost of the Property is $10,435,856.00;

                                           Please Initial Here:/s/ JMA
                                                               ---------------

(c) This Schedule shall commence on December 31, 1998 and shall continue for eighty-four (84) months thereafter.

(d) Lessee shall owe eighty-four (84) basic monthly rental payments in advance each in the amount of $121,897.77 (plus applicable sales/use taxes). The first such payment shall be due on December 31, 1998 and shall continue on the same day of each month thereafter until the end of the term of this Schedule. In addition, Lessee shall pay daily pro rata rental in the amount of $4,063.26 per day (plus applicable sales/use taxes) from the date on which Lessee executes a Delivery and Acceptance Certificate for the Property through December 30, 1998. Such daily pro rata rental shall be due and payable on the date on which Lessee executes a Delivery and Acceptance Certificate.

(e) The record owner of the premises at which the Property will be installed or stored is: ;


1. LATE CHARGE. If any installment of Rent shall not be received by Lessor or Lessor's Assignee within ten (10) days after such amount is due, Lessee shall pay to Lessor a late charge equal to five percent (5.0%) of such overdue amount.

2. TRAC OBLIGATION. a. In addition to the rental payments specified above, Lessor is also entitled to recover a residual value equal to twenty-five percent (25.00%) of the cost of the Property as set forth herein (the "Residual Value") plus a Lease Termination Fee of $500.00.

         b. At the end of the Term hereof, Lessee may purchase the Property for the Residual Value. Lessee shall give written notice ninety (90) days prior to Lease expiration of Lessee's intent to purchase the Property. Should Lessee elect not to purchase the Property, Lessor shall dispose of any or all of the Property by selling such Property for the highest cash offer then reasonably available, or by re-leasing such Property on terms and conditions acceptable to Lessor. The proceeds of any sale of the Property shall be deemed to be the "Market Value" of the Property. If the disposition is by re-lease, the Market Value of the Property shall be the present value of the rental stream of the re-lease discounted at a rate acceptable to Lessee and Lessor. The Market Value shall then be reduced by a Lease Termination Fee of $500.00 plus all expenses incurred by Lessor in connection with the recovery and disposition of the Property. The remaining balance shall be referred to as the "Residual Credit." If the Residual Credit exceeds the Residual Value, Lessor shall promptly pay the amount of such excess to Lessee as adjusted rent. If the Residual Credit is less than the Residual Value, Lessee shall promptly pay the amount of such deficiency to Lessor as adjusted rent.

         c. Upon receipt of payment from Lessee of the Residual Value together with any and all applicable sales or other taxes due in connection therewith, and any and all remaining sums or other amounts payable under this Schedule, Lessor shall transfer all its right, title and interest in and to the Property to Lessee. The Property shall be transferred "As Is" and "Where Is" without any express or implied representations or warranties.

         d. Should Lessee fail to comply with the foregoing, then Lessor, at its sole option, shall have the right to: a) demand immediate return of the Property; or, b) extend the Term for an additional six (6) months (the "Extended Term"). Should Lessor elect to extend the Term, Lessee shall be irrevocably obligated to remit basic monthly rent for the period beginning on the day immediately succeeding the last day of the original Term (the "Holdover Date") and ending at the end of the sixth (6) month thereafter, a payment of such rent being due on the Holdover Date and on the same day of each consecutive month thereafter. Each payment of such rent shall be in the amount of the basic monthly rent for the last month of the Term in accordance with the provisions of this Schedule. All Lessee's other obligations under the Lease shall remain in full force and effect for so long as Lessee shall continue to possess the Property. Any and all rental payments pursuant to this Paragraph shall be deemed for all intents and purposes to be payments for possession and use of the Property after the expiration of the Term, and shall not be credited to any other obligation of Lessee to Lessor. Lessor's invoicing and/or accepting any such payment shall not give rise to any right, title or interest of Lessee other than to possession and use of the Property during the period to which such rent applies in accordance with this Paragraph. The aforesaid right to charge Lessee rent for possession and use of the Property is not in limitation or derogation of any of Lessor's rights pursuant to the Lease.

3. DEPRECIATION. Lessor will be entitled to modified accelerated cost recovery depreciation based on 100% of Property Cost using the 200% declining balance method, switching to straight line, for five (5) year Property, and zero salvage value.

         IN WITNESS WHEREOF, the Lessor and the Lessee have each caused this Schedule to be duly executed as of the day and year first above written.


                                  PLM International, Inc.



                                  By: /s/ J. Michael Allgood
                                      -------------------------------------
                                      J. Michael Allgood
                                      Vice President


                                  U.S. BANCORP LEASING & FINANCIAL


                                  By: /s/ James M. Gilroy
                                      -------------------------------------
                                      An Authorized Officer Thereof



                            Address for All Notices:
                        U. S. BANCORP LEASING & FINANCIAL
                     P.O. Box 2177, 7659 S.W. Mohawk Street
                           Tualatin, Oregon 97062-2177